EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm We consent to the use of our report dated March 18, 2026, with respect to the consolidated financial statements of Ovid Therapeutics Inc. and subsidiaries, incorporated herein by reference. /s/ KPMG LLP New York, New York March 18, 2026